Exhibit 99.5

HERITAGE SOUTHEAST BANCORPORATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS – DECEMBER 28, 2022 AT 9:00 AM ET

CONTROL ID:
REQUEST ID:

The undersigned shareholder of Heritage Southeast Bancorporation, Inc. ("HSBI"), hereby appoints Philip F. Resch and Leonard A. Moreland, or either of them, as proxies, each with full power of substitution, to vote all shares of common stock of HSBI that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Special Meeting") to be held Wednesday, December 28, 2022 at 9:00 a.m. Eastern Time held at 125 Westridge Industrial Blvd. McDonough, GA 30253, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus relating to the Special Meeting (the "Joint Proxy Statement"), receipt of which is hereby acknowledged.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

<u>VOTING INSTRUCTIONS</u>

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/HSBI
PHONE:	1-866-752-VOTE(8683)

→ Please ensure you fold then detach and retain this portion of this Proxy →

SPECIAL MEETING OF THE S HARE HOLDERS OF HERITAGE SOUTHEAST BANCORPORATION , INC. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proposal 1 → FOR AGAINST A BSTAIN To approve the Agreement and Plan of Merger, dated as of July 27, 2022, by and between The First Bancshares, Inc. and HSBI pursuant to which HSBI will merge with and into The First Bancshares, Inc. and Heritage Southeast Bank will merge with and into The F irst Bank, as more fully described in the Joint Proxy Statement .. CONTROL ID: REQUEST ID: Proposal 2 → FOR AGAINST ABSTAIN To approve a portion of certain compensatory payments that Brad Serff is or may be entitled to receive in connection with the merger or certain subsequent events in order to avoid any potential adverse federal tax consequences for Mr. Serff under Sections 28 0G and 4999 of the Internal Revenue Code of 1986, as amended .. Proposal 3 → FOR AGAINST ABSTAIN To a pprove a portion of certain compensatory payments that Paul Hoerig is or may be entitled to receive in connection with the merger or certain subsequent events in order to avoid any potential adverse federal tax consequences for Mr. Hoerig under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. Proposal 4 → FOR AGAINST ABSTAIN To a pprove the adjourn ment the S pecial M eeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement .. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: When this proxy is properly executed and not revoked, the shares it represents will be voted at the Special Meeting in accordance with the choices specified on the reverse side and in the discretion of the proxy holders on all other matters properly coming before the Special Meeting. If no choice is specified, this proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. MARK HERE FOR ADDRESS CHANGE New Address (if applicable): ____________________________ ____________________________ ____________________________ IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signe r is a partnership, please sign in partnership name by authorized person. Dated: ________________________, 20 2 2 (Print Name of Stockholder and/or Joint Tenant) (Signature of Stockholder) (Second Signature if held jointly)